Exhibit 10.1

October 26, 2015

Mr. Darren W. Karst

Senior Executive Vice President, Chief Financial Officer and

Chief Administrative Officer

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA 17011

RE:                           Agreement dated as of July 24, 2014 by and between Rite Aid Corporation (the “Company”) and Darren W. Karst (the “Executive”), as amended from time to time (the “Agreement”)

Dear Darren:

On October 26, 2015, the Board of Directors elected you to the position of Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company.  Accordingly, Section 2.1 of the Agreement is hereby updated by deleting the terms “Executive Vice President and Chief Financial Officer” and replacing it with the term “Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer” in the first sentence of said Section 2.1.

In consideration of your appointment and of other good and valuable consideration, the receipt of which is acknowledged:

1.                                      Section 3.2 (“Annual Performance Bonus”) is hereby deleted in its entirety and replaced with the following provision:

Annual Performance Bonus.  The Executive shall participate each fiscal year during the Term in the Company’s annual bonus plan as adopted and approved by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) from time to time.  For each fiscal year during the Term, Executive’s annual bonus opportunity pursuant to such plan shall equal one hundred twenty five percent (125%) (the “Annual Target Bonus”) of the Base Salary.  The Annual Target Bonus may be adjusted by the Compensation Committee (however, in no event shall it be less than one hundred twenty five percent (125%)).  Payment of any bonus earned shall be made in accordance with the terms of the Company’s annual bonus plan as in effect for the year for which the bonus is earned.

2.                                      Clause 5.4(a) of Section 5.4 of the Agreement (“Definition of Good Reason”) is hereby deleted in its entirety and replaced with the following provision:

(a)                                 the assignment to Executive of any duties or responsibilities materially inconsistent with Executive’s status and positions as Senior Executive Vice

President, Chief Financial Officer and Chief Administrative Officer of the Company, or any material adverse change in Executive’s title or reporting relationships; or

3.                                      Section 5.7 of the Agreement (“Change in Control Best Payments Determination”) is hereby amended by replacing the final sentence thereof with the following sentence:

Any such reduction as may apply under this Section 5.7 shall be applied in the following order: (i) payments that are payable in cash the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata.

If you are in agreement with the changes described in the above paragraphs, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

Sincerely,

Rite Aid Corporation

	By:	/s/ Dedra N. Castle
Name: Dedra N. Castle
Title: EVP & CHRO

Agreed:

/s/ Darren W. Karst
Darren W. Karst